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FORM 10-K 1994                                 Stone & Webster, Incorporated

Exhibit (10)(b)

                STONE & WEBSTER, INCORPORATED
                       ONE PENN PLAZA
                    250 WEST 34TH STREET
                     NEW YORK, NEW YORK

TELEPHONE:  212-290-7500
   FAX:     212-290-7507
ADDRESS ALL CORRESPONDENCE TO P.O. BOX 1244, NEW YORK, NEW YORK 10116


                            June 15, 1994




Mr. William F. Allen, Jr.
Chairman of the Board
Stone & Webster, Incorporated
One Penn Plaza
250 West 34th Street
New York, New York  10119

Dear Mr. Allen:

             You have extensive experience in the business of Stone & Webster, Incorporated ("S&W") and its subsidiaries, including the experience and knowledge you gained during your service as Chief Executive Officer of S&W. Effective as of the Board of Director action taken on May 12, 1994, although you remain as Chairman of the Board of Directors of S&W, you are no longer an officer of S&W and have elected to retire under the provisions of the Employee Retirement Plan of Stone & Webster, Incorporated and Participaing Subsidiaries as of the close of business on June 30, 1994. However, because of the value to S&W of your extensive experience and knowledge of the business of S&W and its affiliates, S&W has determined that it is in S&W's best interest to have the benefit of your services as a consultant and adviser to S&W and desires to retain your services in accordance with the terms of this Agreement.

             1. Term of Consultantship. The term of this Agreement shall be the period commencing July 1, 1994 and ending May 31, 1995, unless sooner terminated in accordance with the provisions hereof.

             2.   Position and Responsibilities.

                  (a) You are retained to serve as a consultant and adviser to S&W and its affiliates. The specific services to be performed by you hereunder shall be designated, from time to time, by the Chief Executive Officer or other representative of the Board of Directors. Subject to the requirement that you shall have received reasonable advance notice, you shall make yourself available at such places as S&W shall from time to time designate for at least 110 days

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FORM 10-K 1994                                 Stone & Webster, Incorporated

during the period which this Agreement is in effect. S&W and you agree to use best efforts to schedule any such designated days to avoid interference with your other activities, including vacation travel.

                  (b) In your capacity, you shall not have the authority to bind, or be an agent of, S&W or any of its affiliates in any respect.

                  (c) By your acceptance of this Agreement, you undertake to provide such consulting services and to use your best efforts, ability and fidelity in the performance thereof.

             3.   Compensation.

                  (a) During the term of this Agreement, you shall receive a consulting fee of $25,000 per month for each month during which you are a consultant hereunder, payable at the end of each such month.

                  (b)  You shall be reimbursed upon proper
documentation for your reasonable expenses incurred in connection with the performance of your services to be provided hereunder.

                  (c)  Payments under this Agreement shall be
subject to deduction, if required by law, for any applicable federal, state or municipal income withholding, social security, State disability insurance, or similar or other taxes, or any other items which may be required to be deducted by law or custom.

             4.   Termination of Consultantship.

                  (a)  Your consultantship hereunder may be
terminated for your failure (including by reason of death or incapacity) or refusal to perform the duties and responsibilities of your consultantship.

                  (b)  If at any time you shall voluntarily
terminate your consultantship hereunder, or if at any time your services shall be terminated pursuant to paragraph (a) of this Section 4, then this Agreement shall terminate and all further obligations of S&W hereunder shall cease.

             5. Entire Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

             6. Pension and other Payments. Since, under the terms of this Agreement you shall be an independent contractor, consultant and not an employee or officer of S&W (or any of its affiliates), the terms of this Agreement shall not affect your rights to

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FORM 10-K 1994                                 Stone & Webster, Incorporated

payments under the Employee Retirement Plan of S&W, as such rights have been modified by agreements between you and S&W. In addition, the amounts payable hereunder shall be in addition to any amounts that may be payable to you in your capacity as a Director, including annual retainer amounts, chairmanship fees and meeting attendance fees.

             7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York.

                     *  *  *  *  *  *  *

             This letter has been executed by S&W pursuant to authority of its Board of Directors and when accepted by you will constitute an agreement between us and shall be binding upon you and S&W.

             If the foregoing terms and conditions correctly embody your mutual understanding with S&W, kindly endorse your acceptance and agreement therewith in the space below provided, whereupon this shall become a binding agreement between us.

                            Very truly yours,

                            STONE & WEBSTER, INCORPORATED



                            By  BRUCE C. COLES


Accepted and Agreed to as of
the date first above set forth.



     WILLIAM F. ALLEN, JR.
     William F. Allen, Jr.